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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF TD WATERHOUSE GROUP, INC.

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                                                                  JURISDICTION
NAME OF SUBSIDIARY                                              OF INCORPORATION
------------------                                              ----------------
Waterhouse Securities, Inc..................................    New York
National Investor Services Corp.............................    Delaware
Waterhouse Asset Management, Inc............................    Delaware
Green Line Investor Services Limited........................    Australia
Green Line Investor Services (Hong Kong) Inc................    Ontario, Canada
Green Line Investor Services (Hong Kong) Limited............    Hong Kong
Green Line Investor Services (U.K.) Limited.................    United Kingdom
Green Line Investor Services (Europe) Limited...............    United Kingdom
TD Waterhouse Securities (Canada), Inc......................    Ontario, Canada
Marketware International, Inc...............................    Delaware
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